As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURGEPAYS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(state of other jurisdiction of

Incorporation or organization)

124 Brother Blvd, Suite 410

Bartlett, TN 38133

(800) 760-9689

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SurgePays, Inc.

2021 Employee/Professional/Consultant Stock Compensation Plan

(Full Title of the Plan)

Kevin Brian Cox, Chief Executive Officer

SurgePays Inc.

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

(901) 302-9587

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated Filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Common Stock, $0.001 par value per share	3,000,000	$0.1525	$457,500	$49.91

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the SurgePays, Inc. 2021 Employee/Professional/Consultant Stock Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the high and low prices reported on the OTCQB on March 9, 2021.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

On March 10, 2021, the Board of Directors of SurgePays, Inc. (the “Company”) approved the Plan to, among other things, make available shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for stock-based awards thereunder. This Registration Statement on Form S-8 is being filed with the United States Securities and Exchange Commission for the purpose of registering 3,000,000 shares of Common Stock issuable pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the introductory note to Part I of Form S-8. The documents containing the information specified in Part I have been or will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

In this Registration Statement, SurgePays, Inc., is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b), are available without charge by contacting:

Kevin Brian Cox, Chief Executive Officer

SurgePays Inc.

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

(800) 760-9689

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 12, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on, respectively, June 22, 2020, August 14, 2020, and November 16, 2020;

(c)	Our Current Reports on Form 8-K filed on February 21, 2020, February 21, 2020 (two 8-Ks were filed on February 21), March 10, 2020, March 12, 2020, March 30, 2020, April 3, 2020, April 3, 2020 (two 8-Ks were filed on April 3), May 5, 2020, May 15, 2020, June 29, 2020, November 5, 2020, January 25, 2021, February 18, 2021, and March 1, 2021; and

(d)	the description of our Common Stock contained in our Registration Statement on Form 8-A12G filed on March 26, 2007 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statemen.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statemen;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bartlett, in the State of Tennessee, on this 11th day of March, 2021.

SURGEPAYS, INC.

By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer and Chairman (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Anthony Evers, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

By: /s/ Kevin Brian Cox	Chief Executive Officer and	March 11, 2021
Kevin Brian Cox	Chairman (Principal Executive Officer)

By: /s/ Anthony Evers	Chief Financial Officer (Principal	March 11, 2021
Anthony Evers	Financial and Accounting Officer)

By: /s/ Anthony P. Nuzzo	Director	March 11, 2021
Anthony P. Nuzzo

By: /s/ David N. Keys	Director	March 11, 2021
David N. Keys

By: /s/ Jay Jones	Director	March 11, 2021
Jay Jones

By: /s/ David May	Director	March 11, 2021
David May

Exhibit Index

INDEX TO EXHIBITS

		Filed/ Furnished	Incorporated by Reference
Exhibit No.	Description	Herewith	Form	Exhibit No.	Filing Date
3.1	Articles of Incorporation		SB-2	3.1	3/14/2007

3.2	Certificate of Amendment to Articles of Incorporation		10-K/A	3.1	5/14/2013

3.3	Certificate of Amendment to Articles of Incorporation		8-K/A	3.1	12/11/2015

3.4	Certificate of Designation of Series A Preferred Stock		8-K	10.1	8/1/2016

3.5	Amendment to Certificate of Designation for Series A Convertible Preferred Stock		S-1	3.5	9/12/2019

3.6	Certificate of Designation for Series C Convertible Preferred Stock		8-K	4.1	7/10/2018

3.7	Amendment to Certificate of Designation for Series C Convertible Preferred Stock		S-1	3.7	9/12/2019

3.8	Bylaws		SB-2	3.2	3/14/2007

3.9	Amended Bylaws		10-K/A	3.2	5/14/2013

3.10	Amended Bylaws		8-K/A	3.2	12/11/2015
5.1	Opinion of McMurdo Law Group, LLC	*

10.1	2021 Employee/Professional/Consultant Stock Compensation Plan	*

23.1	Consent of Rodefer Moss & Co, PLLC	*

23.2	Consent of McMurdo Law Group, LLC (see Exhibit 5.1)	*

24.1	Power of Attorney (included in signature page)	*

* Filed herewith